Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-182070, 333-202832, 333-208170,  333-210779, and 333-211535) and Form S-8 (Nos. 333-153362, 333-157291, 333-164742, 333-171947, 333-179070, 333-187506, 333-194658, 333-202828 and 333-208871) of GigPeak, Inc. (formerly GigOptix, Inc.) of our report dated May 27, 2016 relating to the consolidated financial statements of Magnum Semiconductor, Inc., which appears in this Current Report on Form 8-K/A dated May 27, 2016.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
May 27, 2016